Exhibit 99.1

FOR RELEASE: IMMEDIATE

CPS Technologies Corporation Announces Third Quarter 2023 Financial Results

Revenue of $6.3 Million; Company Remains on Track for Record Year

Norton, Massachusetts – November 1, 2023 – CPS Technologies Corporation (NASDAQ:CPSH) (“CPS” or the “Company”) today announced financial results for the fiscal third quarter ended September 30, 2023.

Third Quarter Highlights

●	Revenue of $6.3 million for the third quarter of 2023 versus $6.7 million in the prior-year period, reflecting a shift in certain orders into the fourth quarter, as previously discussed

●	Gross margin of 19.7 percent versus 27.9 percent in the third quarter of 2022, primarily due to lower revenue year-over-year

●	Operating profit of $0.1 million for the quarter ended September 30, 2023, compared to $0.7 million in the prior-year period

●

Company recently announced a new contract, valued at approximately $7.7 million, to provide power module components and related solutions to a European customer, as well as the Company’s first SBIR grant funded by the Department of Energy

“As anticipated, revenue during the period was negatively impacted by certain shipments being delayed into the fourth quarter, which is looking to be particularly strong,” said Brian Mackey, President and CEO. “I’m excited that we remain in solid shape to finish fiscal 2023 with a record-setting performance, setting the stage for continued success going forward. We recently announced two major wins for CPS that will positively impact fiscal 2024, including a new SBIR award, complemented by a $7.7 million contract with one of our larger customers.

“Now with three months under my belt at CPS, I am upbeat about the future of the Company, as we focus on R&D investment and business development initiatives to drive higher returns and top line expansion. CPS provides unique, cutting-edge solutions across many fast-growing industries, and we are well positioned to take the Company to the next level in terms of both size and scope. I look forward to executing on a strategic plan that accelerates growth, improves operating performance, and enhances value for our shareholders.”

Results of Operations

CPS reported revenue of $6.3 million for the third quarter of fiscal 2023 versus $6.7 million in the prior-year period, reflecting order timing. Gross profit was to $1.2 million, or 19.7 percent of revenue, versus $1.9 million, or 27.9 percent of revenue, in the fiscal 2022 third quarter. The lower gross margin year-over-year reflects lower overall sales.

Operating profit was $0.1 million in the fiscal 2023 third quarter, compared with $0.7 million in the prior-year period. Reported net income was $0.2 million, or $0.01 per diluted share, versus $1.0 million, or $0.07 per diluted share, in the quarter ended October 1, 2022.

Conference Call

The Company will be hosting its third quarter 2023 earnings call at 9:00 am on Thursday, November 2. Those interested in participating in the conference call should dial the following:

Call in Number: 1-844-943-2942

Participant Passcode: 230366

The Company encourages those who wish to participate to call in 10 minutes before the scheduled start time to ensure the operator can connect all participants.

About CPS

CPS is a technology and manufacturing leader in producing high-performance energy management components that facilitate the electrification of the economy. Our products and intellectual property include critical pieces of the technology puzzle for electric trains and subway cars, wind turbines, hybrid vehicles, electric vehicles, the smart electric grid, 5G infrastructure, and others. CPS' armor products provide exceptional ballistic protection and environmental durability at a very light weight. CPS also assembles housings and packages for hybrid circuits. CPS is committed to innovation and to supporting our customers in building solutions to this planet's problems.

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively, including those relating to 2023 financial results, are forward-looking statements that involve risks and uncertainties. These forward-looking statements are identified by the use of terms and phrases such as "will," "intends," "believes," "expects," "plans," "anticipates" and similar expressions. Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company's expectation. Additional information concerning risk factors is contained from time to time in the company's SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC. Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The company expressly disclaims any obligation to update the information contained in this release.

CPS Technologies Corporation
111 South Worcester Street
Norton, MA 02766

www.cpstechnologysolutions.com

Investor Relations:

Chris Witty

646-438-9385

cwitty@darrowir.com

CPS TECHNOLOGIES CORP.

Statements of Operations (Unaudited)

	Fiscal Quarters Ended		Nine Months Ended
	September 30,	October 1,	September 30,	October 1,
	2023	2022	2023	2022
Revenues:
Product sales	$6,285,041	$6,748,117	$20,803,447	$20,471,574
Total Revenues	6,285,041	6,748,117	20,803,447	20,471,574

Cost of product sales	5,049,177	4,864,876	15,126,621	14,796,206
Gross Profit	1,235,864	1,883,241	5,676,826	5,675,368

Selling, general and administrative expense	1,105,227	1,174,581	4,121,099	3,750,131
Operating income (loss)	130,637	708,660	1,555,727	1,925,237

Interest income (expense), net	78,181	(1,892)	176,325	(6,245)
Other income (expense), net	(1,228)	645,594	(4,130)	649,628
Net income (loss) before income tax expense	207,590	1,352,362	1,727,922	2,568,620
Income tax provision (benefit)	36,509	364,497	497,137	706,211)
Net income	$171,081	$987,865	$1,230,785	$1,862,409
Net income per basic common share	$0.01	$0.07	$0.08	$0.13
Weighted average number of basic common shares outstanding	14,517,364	14,434,468	14,487,873	14,417,995
Net income per diluted common share	$0.01	$0.07	$0.08	$0.13
Weighted average number of diluted common shares outstanding	14,636,241	14,686,476	14,632,591	14,683,632

CPS TECHNOLOGIES CORP.
Balance Sheets (Unaudited)

	September 30,	December 31,
	2023	2022
ASSETS

Current assets:
Cash and cash equivalents	$8,778,856	$8,266,753
Accounts receivable-trade, net	5,006,451	3,777,975
Accounts receivable-other	17.043	685,668
Inventories, net	4,827,957	4,875,901
Prepaid expenses and other current assets	337,476	211,242
Total current assets	18,967,783	17,817,539
Property and equipment:
Production equipment	11,195,993	10,770,427
Furniture and office equipment	952,883	952,883
Leasehold improvements	985,649	985,649
Total cost	13,134,525	12,708,959

Accumulated depreciation and amortization	(11,810,209)	(11,446,901)
Construction in progress	206,693	64,910
Net property and equipment	1,531,009	1,326,968
Right-of-use lease asset	367,000	466,000
Deferred taxes, net	1,645,467	2,069,436
Total assets	$22,511,259	$21,679,943

	October 1,	December 31,
	2022	2022
LIABILITIES AND STOCKHOLDERS` EQUITY

Current liabilities:
Note payable, current portion	57,457	43,711
Accounts payable	2,151,127	1,836,865
Accrued expenses	1,067,293	820,856
Deferred revenue	1,675,086	2,521,128
Lease liability, current portion	159,000	157,000
Total current liabilities	5,109,963	5,379,560
Note payable less current portion	8,655	54,847
Deferred revenue-long term	31,277	231,020
Long term lease liability	208,000	309,000
Total liabilities	5,357,895	5,974,427

Commitments (note 4)

Stockholders` equity:
Common stock, $0.01 par value, authorized 20,000,000 shares; issued 14,601487 and 14,460,486, respectively; outstanding 14,519,215 and 14,450,470, respectively; at September 30, 2023 and December 31, 2022;	146,015	144,605
Additional paid-in capital	40,151,794	39,726,851
Accumulated deficit	(22,894,307)	(24,125,092)
Less cost of 82,272 and 10,016 common shares repurchased, respectively; at September 30, 2023 and December 31, 2022	(250,138)	(40,848)
Total stockholders` equity	17,153,364	15,705,516
Total liabilities and stockholders` equity	$22,511,259	$21,679,943